DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2024 Financial Results;
Announces Increase to Share Repurchase Program

San Francisco – September 7, 2023 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fiscal quarter ended July 31, 2023.

“Our results for the first half were solid and reflect strong progress on our business transformation,” said Allan Thygesen, CEO of DocuSign. “We increased our pace of innovation by delivering key new features, while strengthening our self-service and partner distribution channels, and we’ve received tremendous enthusiasm on our product roadmap, particularly from our enterprise customers.”

Second Quarter Financial Highlights

▪Total revenue was $687.7 million, an increase of 11% year-over-year. Subscription revenue was $669.4 million, an increase of 11% year-over-year. Professional services and other revenue was $18.3 million, an increase of 8% year-over-year.
▪Billings were $711.2 million, an increase of 10% year-over-year.
▪GAAP gross margin was 79% compared to 78% in the same period last year. Non-GAAP gross margin was 82% for both periods.
▪GAAP net income per basic share was $0.04 on 204 million shares outstanding compared to a loss of $0.22 on 201 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.04 on 208 million shares outstanding compared to a loss of $0.22 on 201 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.72 on 208 million shares outstanding compared to $0.44 on 206 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $211.0 million compared to $120.9 million in the same period last year.
▪Free cash flow was $183.6 million compared to $105.5 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.5 billion at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

•DocuSign 2023 Release 2. DocuSign announced new product capabilities with highlights in the following areas:

◦Liveness Detection for ID Verification: DocuSign launched enhanced identity verification offering, Liveness Detection for ID Verification. Part of DocuSign’s Identify portfolio, this new feature uses AI-enabled biometric checks to confirm signers are who they say they are, are physically present at signing and that their IDs are valid. This results in improved trust, compliance and a simplified user experience.
◦DocuSign Monitor Integration with CLM: DocuSign launched DocuSign Monitor integration with CLM, providing customers with deeper, real-time visibility into their entire contract lifecycle. The integration enables admins to evaluate user behavior with rules-based alerts, investigate security incidents, and proactively identify unwanted risks. CLM admins will be alerted of suspicious user activity such as unauthorized access, deletion or downloading of documents, potential external brute-force attacks, and logins from unknown locations.
◦Enhanced Comments for DocuSign CLM: DocuSign introduced enhancements designed to streamline operations within CLM. Allows collaborators and stakeholders to review the latest editing activity, assign workflow tasks to individuals and groups, and interact with key stakeholders in parallel to reach consensus faster.

DOCUSIGN, INC.
•Increase to Stock Repurchase Program

◦DocuSign's board of directors has authorized an increase of $300 million to its existing stock repurchase program for a total aggregate amount of up to $500 million of DocuSign's outstanding common stock. The program has no minimum purchase commitment and no mandated end date. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by DocuSign's management based on its evaluation of market conditions and other factors. The repurchase program does not obligate DocuSign to acquire any particular amount of common stock and the repurchase program may be suspended or discontinued at any time at DocuSign's discretion without prior notice.

Outlook

The company currently expects the following guidance:

▪Quarter ending October 31, 2023 (in millions, except percentages):

Total revenue	$687	to	$691
Subscription revenue	$669	to	$673
Billings	$668	to	$678
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	22%	to	23%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

▪Year ending January 31, 2024 (in millions, except percentages):

Total revenue	$2,725	to	$2,737
Subscription revenue	$2,649	to	$2,661
Billings	$2,804	to	$2,824
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	23%	to	24%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on September 7, 2023 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 21, 2023 using the passcode 13740493.

About DocuSign

DocuSign redefines how the world comes together and agrees, making agreements smarter, easier and more trusted. As part of its industry leading product lineup, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.4 million customers and more than a billion users in over 180 countries use DocuSign products and solutions to accelerate the process of doing business and simplify people's lives. For more information visit http://www.docusign.com.

Copyright 2023. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth, and our intention to repurchase up to an additional $300 million of our common stock, including the expected timing, duration, volume and nature of such stock repurchase program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, rising and fluctuating interest rates, instability in the global banking sector, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management

DOCUSIGN, INC.
transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2023 filed on March 27, 2023, our quarterly report on Form 10-Q for the quarter ended July 31, 2023, which we expect to file on September 7, 2023 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023 and fiscal 2024, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

DOCUSIGN, INC.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue:
Subscription	$669,367	$605,194	$1,308,674	$1,174,445
Professional services and other	18,320	16,990	40,401	36,431
Total revenue	687,687	622,184	1,349,075	1,210,876
Cost of revenue:
Subscription	116,185	107,931	225,127	213,090
Professional services and other	29,397	28,773	56,942	56,030
Total cost of revenue	145,582	136,704	282,069	269,120
Gross profit	542,105	485,480	1,067,006	941,756
Operating expenses:
Sales and marketing	294,838	323,582	575,443	624,279
Research and development	135,960	126,532	251,324	238,759
General and administrative	103,884	76,456	208,695	139,034
Restructuring and other related charges	811	—	29,583	—
Total operating expenses	535,493	526,570	1,065,045	1,002,072
Income (loss) from operations	6,612	(41,090)	1,961	(60,316)
Interest expense	(1,592)	(1,632)	(3,558)	(3,281)
Interest income and other income (expense), net	17,455	1,003	29,700	(3,647)
Income (loss) before provision for income taxes	22,475	(41,719)	28,103	(67,244)
Provision for income taxes	15,080	3,359	20,169	5,207
Net income (loss)	$7,395	$(45,078)	$7,934	$(72,451)
Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.22)	$0.04	$(0.36)
Diluted	$0.04	$(0.22)	$0.04	$(0.36)
Weighted-average shares used in computing net income (loss) per share:
Basic	203,703	200,618	203,177	200,150
Diluted	208,192	200,618	208,284	200,150

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$13,081	$12,994	$24,438	$23,607
Cost of revenue—professional services and other	7,286	6,478	14,016	11,560
Sales and marketing	51,563	61,218	96,889	108,649
Research and development	45,151	40,978	81,148	73,183
General and administrative	34,592	19,539	74,934	34,931
Restructuring and other related charges	34	—	4,988	—

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,017,778	$721,895
Investments—current	426,271	309,771
Accounts receivable, net	414,740	516,914
Contract assets—current	16,188	12,437
Prepaid expenses and other current assets	81,492	69,987
Total current assets	1,956,469	1,631,004
Investments—noncurrent	85,202	186,049
Property and equipment, net	220,916	199,892
Operating lease right-of-use assets	131,341	141,493
Goodwill	353,345	353,619
Intangible assets, net	60,304	70,280
Deferred contract acquisition costs—noncurrent	369,749	350,899
Other assets—noncurrent	90,079	79,484
Total assets	$3,267,405	$3,012,720
Liabilities and Equity
Current liabilities
Accounts payable	$5,803	$24,393
Accrued expenses and other current liabilities	109,349	100,987
Accrued compensation	162,243	163,133
Convertible senior notes—current	725,105	722,887
Contract liabilities—current	1,208,411	1,172,867
Operating lease liabilities—current	23,053	24,055
Total current liabilities	2,233,964	2,208,322
Contract liabilities—noncurrent	21,839	16,925
Operating lease liabilities—noncurrent	130,746	141,348
Deferred tax liability—noncurrent	13,923	10,723
Other liabilities—noncurrent	19,174	18,115
Total liabilities	2,419,646	2,395,433
Stockholders’ equity
Common stock	20	20
Treasury stock	(2,027)	(1,785)
Additional paid-in capital	2,530,532	2,240,732
Accumulated other comprehensive loss	(19,536)	(22,996)
Accumulated deficit	(1,661,230)	(1,598,684)
Total stockholders’ equity	847,759	617,287
Total liabilities and equity	$3,267,405	$3,012,720

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$7,395	$(45,078)	$7,934	$(72,451)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,238	21,143	48,105	42,444
Amortization of deferred contract acquisition and fulfillment costs	50,152	45,585	98,382	89,575
Amortization of debt discount and transaction costs	1,249	1,198	2,495	2,482
Non-cash operating lease costs	5,751	7,024	11,731	13,466
Stock-based compensation expense	151,707	141,207	296,413	251,930
Deferred income taxes	1,797	2,996	3,420	3,068
Other	49	3,192	(782)	8,099
Changes in operating assets and liabilities:
Accounts receivable	(8,478)	(38,656)	99,803	101,422
Prepaid expenses and other current assets	2,383	323	(14,420)	(16,028)
Deferred contract acquisition and fulfillment costs	(56,830)	(57,803)	(113,356)	(108,315)
Other assets	(772)	204	(8,433)	(7,255)
Accounts payable	(11,273)	18,510	(20,294)	(4,687)
Accrued expenses and other liabilities	9,069	(2,181)	10,164	2,967
Accrued compensation	18,270	9,201	(3,312)	(14,019)
Contract liabilities	22,171	23,102	40,458	41,814
Operating lease liabilities	(6,862)	(9,088)	(13,657)	(17,347)
Net cash provided by operating activities	211,016	120,879	444,651	317,165
Cash flows from investing activities:
Purchases of marketable securities	(120,542)	(166,558)	(174,372)	(296,293)
Maturities of marketable securities	83,318	99,124	164,017	190,179
Purchases of strategic and other investments	(120)	(500)	(120)	(2,625)
Purchases of property and equipment	(27,379)	(15,404)	(46,436)	(37,113)
Net cash used in investing activities	(64,723)	(83,338)	(56,911)	(145,852)
Cash flows from financing activities:
Repayments of convertible senior notes	—	(16)	—	(16)
Repurchases of common stock	(30,008)	(25,007)	(70,480)	(25,007)
Settlement of capped calls, net of related costs	—	—	23,688	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(40,044)	(19,118)	(62,681)	(43,857)
Proceeds from exercise of stock options	705	8,688	832	10,626
Proceeds from employee stock purchase plan	—	—	18,390	24,151
Net cash used in financing activities	(69,347)	(35,453)	(90,251)	(34,103)
Effect of foreign exchange on cash, cash equivalents and restricted cash	1,279	(2,860)	2,290	(8,040)
Net increase in cash, cash equivalents and restricted cash	78,225	(772)	299,779	129,170
Cash, cash equivalents and restricted cash at beginning of period (1)	944,755	639,621	723,201	509,679
Cash, cash equivalents and restricted cash at end of period (1)	$1,022,980	$638,849	$1,022,980	$638,849
(1) Cash, cash equivalents and restricted cash included restricted cash of $5.2 million and $1.3 million at July 31, 2023 and January 31, 2023.

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RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP gross profit	$542,105	$485,480	$1,067,006	$941,756
Add: Stock-based compensation	20,367	19,472	38,454	35,167
Add: Amortization of acquisition-related intangibles	2,314	2,403	4,717	4,807
Add: Employer payroll tax on employee stock transactions	713	530	1,387	1,321
Add: Lease-related impairment and lease-related charges	292	265	721	265
Non-GAAP gross profit	$565,791	$508,150	$1,112,285	$983,316
GAAP gross margin	79%	78%	79%	78%
Non-GAAP adjustments	3%	4%	3%	3%
Non-GAAP gross margin	82%	82%	82%	81%

GAAP subscription gross profit	$553,182	$497,263	$1,083,547	$961,355
Add: Stock-based compensation	13,081	12,994	24,438	23,607
Add: Amortization of acquisition-related intangibles	2,314	2,403	4,717	4,807
Add: Employer payroll tax on employee stock transactions	465	332	930	840
Add: Lease-related impairment and lease-related charges	206	194	505	194
Non-GAAP subscription gross profit	$569,248	$513,186	$1,114,137	$990,803
GAAP subscription gross margin	83%	82%	83%	82%
Non-GAAP adjustments	2%	3%	2%	2%
Non-GAAP subscription gross margin	85%	85%	85%	84%

GAAP professional services and other gross loss	$(11,077)	$(11,783)	$(16,541)	$(19,599)
Add: Stock-based compensation	7,286	6,478	14,016	11,560
Add: Employer payroll tax on employee stock transactions	248	198	457	481
Add: Lease-related impairment and lease-related charges	86	71	216	71
Non-GAAP professional services and other gross loss	$(3,457)	$(5,036)	$(1,852)	$(7,487)
GAAP professional services and other gross margin	(60)%	(69)%	(41)%	(54)%
Non-GAAP adjustments	41%	39%	36%	33%
Non-GAAP professional services and other gross margin	(19)%	(30)%	(5)%	(21)%

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Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP sales and marketing	$294,838	$323,582	$575,443	$624,279
Less: Stock-based compensation	(51,563)	(61,218)	(96,889)	(108,649)
Less: Amortization of acquisition-related intangibles	(2,630)	(2,630)	(5,259)	(5,834)
Less: Employer payroll tax on employee stock transactions	(1,400)	(1,683)	(3,070)	(3,973)
Less: Lease-related impairment and lease-related charges	(815)	(886)	(2,171)	(886)
Non-GAAP sales and marketing	$238,430	$257,165	$468,054	$504,937
GAAP sales and marketing as a percentage of revenue	43%	52%	43%	52%
Non-GAAP sales and marketing as a percentage of revenue	35%	41%	35%	42%

GAAP research and development	$135,960	$126,532	$251,324	$238,759
Less: Stock-based compensation	(45,151)	(40,978)	(81,148)	(73,183)
Less: Employer payroll tax on employee stock transactions	(1,387)	(868)	(2,795)	(2,401)
Less: Lease-related impairment and lease-related charges	(381)	(385)	(873)	(385)
Non-GAAP research and development	$89,041	$84,301	$166,508	$162,790
GAAP research and development as a percentage of revenue	20%	20%	19%	20%
Non-GAAP research and development as a percentage of revenue	13%	14%	12%	13%

GAAP general and administrative	$103,884	$76,456	$208,695	$139,034
Less: Stock-based compensation	(34,592)	(19,539)	(74,934)	(34,931)
Less: Employer payroll tax on employee stock transactions	(546)	(304)	(978)	(789)
Less: Executive transition costs	—	(1,804)	—	(1,804)
Less: Lease-related impairment and lease-related charges	(296)	(292)	(695)	(292)
Non-GAAP general and administrative	$68,450	$54,517	$132,088	$101,218
GAAP general and administrative as a percentage of revenue	15%	13%	15%	11%
Non-GAAP general and administrative as a percentage of revenue	10%	9%	10%	8%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
GAAP income (loss) from operations	$6,612	$(41,090)	$1,961	$(60,316)
Add: Stock-based compensation	151,673	141,207	291,425	251,930
Add: Amortization of acquisition-related intangibles	4,944	5,033	9,976	10,641
Add: Employer payroll tax on employee stock transactions	4,046	3,385	8,230	8,484
Add: Restructuring and other related charges	811	—	29,583	—
Add: Executive transition costs	—	1,804	—	1,804
Add: Lease-related impairment and lease-related charges	1,784	1,828	4,460	1,828
Non-GAAP income from operations	$169,870	$112,167	$345,635	$214,371
GAAP operating margin	1%	(7)%	—%	(5)%
Non-GAAP adjustments	24%	25%	26%	23%
Non-GAAP operating margin	25%	18%	26%	18%

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Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income (loss)	$7,395	$(45,078)	$7,934	$(72,451)
Add: Stock-based compensation	151,673	141,207	291,425	251,930
Add: Amortization of acquisition-related intangibles	4,944	5,033	9,976	10,641
Add: Employer payroll tax on employee stock transactions	4,046	3,385	8,230	8,484
Add: Amortization of debt discount and issuance costs	1,294	1,198	2,898	2,482
Less: Fair value adjustments to strategic investments	—	(89)	119	(429)
Add: Restructuring and other related charges	811	—	29,583	—
Add: Executive transition costs	—	1,804	—	1,804
Add: Lease-related impairment and lease-related charges	1,784	1,828	4,460	1,828
Add: Income tax effect of non-GAAP adjustments	(22,325)	(19,171)	(54,790)	(36,692)
Non-GAAP net income	$149,622	$90,117	$299,835	$167,597

Numerator:
Non-GAAP net income	$149,622	$90,117	$299,835	$167,597
Add: Interest expense on convertible senior notes	46	46	403	29
Non-GAAP net income attributable to common stockholders, diluted	$149,668	$90,163	$300,238	$167,626

Denominator:
Weighted-average common shares outstanding, basic	203,703	200,618	203,177	200,150
Effect of dilutive securities	4,489	5,024	5,107	5,666
Non-GAAP weighted-average common shares outstanding, diluted	208,192	205,642	208,284	205,816

GAAP net income (loss) per share, basic	$0.04	$(0.22)	$0.04	$(0.36)
GAAP net income (loss) per share, diluted	$0.04	$(0.22)	$0.04	$(0.36)
Non-GAAP net income per share, basic	0.73	0.45	$1.48	$0.84
Non-GAAP net income per share, diluted	0.72	0.44	$1.44	$0.81

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$211,016	$120,879	$444,651	$317,165
Less: Purchases of property and equipment	(27,379)	(15,404)	(46,436)	(37,113)
Non-GAAP free cash flow	$183,637	$105,475	$398,215	$280,052
Net cash used in investing activities	$(64,723)	$(83,338)	$(56,911)	$(145,852)
Net cash used in financing activities	$(69,347)	$(35,453)	$(90,251)	$(34,103)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2023	2022	2023	2022
Revenue	$687,687	$622,184	$1,349,075	$1,210,876
Add: Contract liabilities and refund liability, end of period	1,233,894	1,094,939	1,233,894	1,094,939
Less: Contract liabilities and refund liability, beginning of period	(1,210,965)	(1,074,460)	(1,191,269)	(1,049,106)
Add: Contract assets and unbilled accounts receivable, beginning of period	22,936	18,756	16,615	18,273
Less: Contract assets and unbilled accounts receivable, end of period	(22,358)	(13,695)	(22,358)	(13,695)
Non-GAAP billings	$711,194	$647,724	$1,385,957	$1,261,287